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                                                                   EXHIBIT T3C.2


                            UGLY DUCKLING CORPORATION
                                       TO
                          HARRIS TRUST AND SAVINGS BANK
                                     Trustee

                          First Supplemental Indenture
                          Dated as of October 15, 1998
                                       To
                                    Indenture
                          Dated as of October 15, 1998

                      12% Subordinated Debentures due 2003


                  FIRST SUPPLEMENTAL INDENTURE, dated as of October 15, 1998, between Ugly Duckling Corporation, a corporation duly organized and existing under the laws of the State of Arizona (herein called the "Company"), having its principal office at 2525 East Camelback Road, Suite 1150, Phoenix, Arizona 85016, and Harris Trust and Savings Bank, an Illinois banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of October 15, 1998 between the Company and the Trustee (the "Indenture").




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                             Recitals of the Company

                  The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), said Securities to be issued in one or more series as in the Indenture provided.

                  Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 12% Subordinated Debentures due 2003 (herein called the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture.

                  All things necessary to make this First Supplemental Indenture a valid agreement of the Company, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

                  Now, Therefore, This First Supplemental Indenture Witnesseth:

                  For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                   ARTICLE ONE

                         General Terms and Conditions of
                                 the Debentures

                  Section 101. There shall be and is hereby authorized a series of Securities designated the "12% Subordinated Debentures due 2003", limited in aggregate principal amount to $32,500,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures. The Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on the fifth anniversary of the date of initial issuance thereof and shall be issued in the form of registered Debentures without coupons in denominations of $1.00 and any integral multiple thereof.

                  Section 102. Except as provided in Section 103 herein, the Debentures shall be issued in certificated form. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for the Debentures bearing identical terms and provisions at the Corporate Trust Office of the Trustee from time to time, which is initially in Chicago, Illinois; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.


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                  Section 103. Each Note will bear interest at the rate of 12%
per annum from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal, payable semiannually on April 15 and October 15 of each calendar year (each, an "Interest Payment Date"), commencing on April 15, 1999, to the person in whose name such Note or any predecessor Note is registered, at the close of business on each April 1 and October 1 next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Regular Record Date, and may be paid to the person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Interest will accrue from the date of original issuance to, but not including, the relevant payment date. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date.

                  Section 104. The Debentures shall be defeasible pursuant to
Section 1302 and Section 1303 of the Indenture.

                                   ARTICLE TWO

                          Redemption of the Debentures

                  Section 201. The Debentures will be redeemable at any time and from time to time prior to maturity at the option of the Company, as a whole or in part, upon not less than 30 nor more than 60 days' notice, at the principal amount to be redeemed, together with accrued interest to the date fixed for redemption.

                                  ARTICLE THREE

                              Additional Covenants

                  Section 301. Definitions. For purposes of this Article Three, except as otherwise expressly provided or unless the context otherwise requires:

                  "CONSOLIDATED LEVERAGE RATIO" as of any date of determination means the ratio of (i) the total liabilities of the Company and its consolidated Subsidiaries, as determined in accordance with GAAP, excluding Junior Subordinated Obligations, to (ii) the Consolidated Net Worth of the Company.



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                  "CONSOLIDATED NET WORTH" as of any date of determination means the consolidated stockholders' equity of the Company and its consolidated Subsidiaries, as determined in accordance with GAAP, plus all Junior Subordinated Obligations of the Company and its consolidated Subsidiaries.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

                  "JUNIOR SUBORDINATED OBLIGATION" means any indebtedness of the Company or its Subsidiaries that by its terms is expressly subordinated in right of payment to the Debentures.

                  Section 302. Minimum Equity. The Company shall, at all times while any of the Debentures remain Outstanding, maintain Consolidated Net Worth of at least $100,000,000.

                  Section 303. Consolidated Leverage Ratio. The Company will not allow its Consolidated Leverage Ratio to exceed 6.0 to 1.0.

                                  ARTICLE FOUR

                               Form of Debentures

                  Section 401. The Debentures and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the following form:


                               [INSERT OID LEGEND]

                            UGLY DUCKLING CORPORATION


No. _____________                   $______________

CUSIP NO.  __________________       Date of Original Issuance: October __, 1998

         Ugly Duckling Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of ___________ Dollars on the date that is five (5) years from the date of original issuance set forth above, and to pay interest thereon from the original date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing April 15, 1999, at the rate of 12% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose



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name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         In Witness Whereof, the Company has caused this instrument to be duly executed.


                                               UGLY DUCKLING CORPORATION


                                       By_______________________________________

Attest:

----------------------


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         Form of Reverse of Security.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 15, 1998 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Harris Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $32,500,000.

         The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof for such interest installments, all as provided in the Indenture. The Indenture provides that a notice of redemption may be given that is conditional upon the receipt by the Trustee on or prior to the Redemption Date of amounts sufficient to pay principal of, and premium, if any, and interest on, the Securities to be redeemed, and that if such amounts shall not have been so received, said notice shall be of no force and effect, the Securities to be redeemed will not become due and payable on the Redemption Date, and the Company will not be required to redeem such Securities on such date.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Securities of this series are subordinate in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holder of this Security. Any Holder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.


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         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee without the consent of any Holders in certain limited cases, and with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected subject to certain exceptions. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.


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         The Securities of this series are issuable only in registered form without coupons in denominations of $1.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ARTICLE FIVE

                          Original Issue of Debentures

                  Section 501. Debentures in the aggregate principal amount of $32,500,000, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, without any further action by the Company.

                                   ARTICLE SIX

                         Application of Article Fourteen

                  Section 6.01. The Debentures will be subject to the subordination provisions of Article Fourteen of the Indenture. Notwithstanding the definition of Senior Indebtedness in the Indenture, for purposes of the Debentures, Senior Indebtedness will include the Company's 10% Subordinated Debenture dated June 21, 1996 payable to Verde Investments, Inc.


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                                  ARTICLE SEVEN

                           Paying Agent and Registrar

                  Section 701. The Trustee will be the Paying Agent, transfer agent, and Registrar for the Debentures.

                                 ARTICLE EIGHT
       Interest and Original Issue Discount Reporting, Backup Withholding

                  Section 801. On or before January 31 following each calendar year with respect to which there are Outstanding Debentures or such other due date prescribed therefor, as advised to the Trustee by the Company, the Trustee will prepare and mail to each Holder of Outstanding Debentures at any time during the preceding calendar year Forms 1099-INT and 1099-OID or such other forms prescribed therefor by the Internal Revenue Service, as advised to the Trustee by the Company, containing such information as instructed by the Company, including the information contained in Section 1009 of the Indenture, together with any letter prepared by the Company explaining tax issues relating thereto to the extent not otherwise prohibited by law. Further, on or before February 28 following each calendar year with respect to which there are Outstanding Debentures or such other due date prescribed therefor, as advised to the Trustee by the Company, the Trustee will prepare and file with the Internal Revenue Service or any other relevant taxing authority, as advised to the Trustee by the Company, by magnetic tape or other required transmission source, as advised to the Trustee by the Company, containing the aforementioned information furnished by the Company.

                  Section 802. During each calendar year with respect to which there are Outstanding Debentures, the Trustee will satisfy all applicable backup withholding rules in connection with payments made or deemed made with respect to the Debentures including, without limitation, payments of interest, accruals of original issue discount, and payments associated with redemptions and other dispositions of Debentures.


                                  ARTICLE NINE

                                Sundry Provisions

                  Section 901. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Debentures or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Debentures that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

                  Section 902. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  In Witness Whereof, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

                                                     UGLY DUCKLING CORPORATION


                                                 By /s/  Steven P. Johnson
                                                    ---------------------------
                                                       Steven P. Johnson
                                                       Senior Vice President and
                                                       Secretary

Attest:
     /s/ Judith A. Boyle
----------------------------




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                                               HARRIS TRUST AND SAVINGS BANK,
                                               As Trustee


                                               By: /s/ Robert D. Foltz
                                                   -------------------------
                                                   Robert D. Foltz
                                                   Vice President
           (seal)

Attest: /s/ Megan M. Francis
        --------------------
        Megan M. Francis
        Assistant Secretary



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State of Arizona           )
                           ) ss.:
County of Maricopa         )

                  On the 22 day of October, 1998, before me personally came Steven P. Johnson, to me known, who being by me duly sworn, did depose and say that she/he is the Senior Vice President of Ugly Duckling Corporation, one of the corporations described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by the authority of the Board of Directors of said Corporation.

                                          --------------------------------------
                                                        Official Seal
                                                       Peggy Sue Hurst
State of Illinois   )
                    ) ss.:
County of Cook      )

                  On the 23 day of October, 1998, before me personally came R. Foltz, to me known, who being by me duly sworn, did depose and say that she/he is the Vice President of Harris Trust and Savings Bank, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she/he signed her/his name thereto by like authority.

                                             /s/ Maricela Marquez
                                          --------------------------------------
                                                        Official Seal
         (seal)


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